Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the registration statements (No. 333-273447, No. 333-273447- 01, No. 333-273447-02 and No. 333-273447-03) on Form F-3 and the registration statements (No. 333-268754, No. 333-185299 and No. 333-103491-01) on Form S-8 of our report dated March 7, 2024, with respect to the consolidated financial statements of Unilever PLC and the effectiveness of internal control over financial reporting. /s/ KPMG LLP London, United Kingdom March 14, 2024